SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         BANCORP RHODE ISLAND, INC.
  ---------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


  ---------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [X]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1)   Title of each class of securities to which transaction applies:

               ---------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

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         (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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   [ ]   Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:

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         (2)   Form, Schedule or Registration Statement No.:

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                                  BANCORPRI
                      [BANCORP RHODE ISLAND, INC. LOGO]



                                                                 April 13, 2001



Dear Shareholder:

      You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Bancorp Rhode Island, Inc. to be held at the Courtyard by Marriott, 32 Exchange Terrace, Providence, Rhode Island 02903, on
Wednesday, May 16, 2001 at 10:00 a.m.

      The official Notice of Annual Meeting, Proxy Statement and Proxy are included with this letter. The matters listed in the Notice of Annual Meeting are more fully described in the Proxy Statement. I encourage you to take the time to review the Proxy Statement.

      It is important that your shares be represented and voted at the Annual Meeting. Accordingly, regardless of whether or not you plan to attend the meeting, please sign and date the enclosed proxy form and return it in the enclosed postage paid envelope, so that your shares may be represented at the meeting. If you decide to attend the meeting you may revoke your proxy and vote your shares yourself.

      Thank you for your consideration. I look forward to seeing you.

                                       Very truly yours,


                                       /s/ Malcolm G. Chace


                                       Malcolm G. Chace
                                       Chairman


                         BANCORP RHODE ISLAND, INC.
                            One Turks Head Place
                       Providence, Rhode Island 02903


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                     To Be Held Wednesday, May 16, 2001


To the Shareholders of Bancorp Rhode Island, Inc.:

      The Annual Meeting of Shareholders of Bancorp Rhode Island, Inc. (the "Meeting"), a Rhode Island corporation ("the Company"), will be held at the Courtyard by Marriott, 32 Exchange Terrace, Providence, Rhode Island on Wednesday, May 16, 2001, at 10:00 a.m. local time, for the following purposes:

      1.    To elect four Class II Directors to serve until 2004;

      2. To consider and act upon a proposal to ratify the appointment of KPMG LLP as independent public accountants for the Company; and

      3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

      The Board of Directors of the Company has fixed the close of business on March 30, 2001 as the record date for the determination of the Shareholders entitled to receive notice of and to vote at the Meeting or any adjournment thereof. The stock transfer books will not be closed.

      All Shareholders are cordially invited and urged to attend the Meeting. PLEASE SIGN, DATE AND RETURN THE PROXY EVEN THOUGH YOU PLAN TO ATTEND THE MEETING. Upon your arrival your proxy will be returned to you if you desire to revoke it or vote in person. Your attendance in person is encouraged, but should anything prevent your attendance in person, your presence by proxy will still allow your shares to be voted.

                                       By Order of the Board of Directors


                                       /s/ Margaret D. Farrell


                                       Margaret D. Farrell, Secretary

April 13, 2001


                         BANCORP RHODE ISLAND, INC.
                            One Turks Head Place
                       Providence, Rhode Island 02903

                               PROXY STATEMENT

      This Proxy Statement is being furnished to the holders of Common Stock (the "Shareholders") of Bancorp Rhode Island, Inc., a Rhode Island corporation ("Bancorp") in connection with the solicitation of proxies by the Board of Directors of Bancorp for the Annual Meeting of Shareholders of Bancorp (the "Meeting") to be held at the Courtyard by Marriott, 32 Exchange Terrace, Providence, Rhode Island on Wednesday, May 16, 2001 at 10:00 a.m. local time, and at any adjournments and postponements thereof. This Proxy Statement and the related proxy form are being mailed on or about April 13, 2001 to holders of record of Bancorp's common stock on March 30, 2001. As used herein, the "Company" means both Bancorp and Bank Rhode Island, a Rhode Island financial institution (the "Bank"), the sole operating subsidiary of Bancorp.

                     ACTION TO BE TAKEN UNDER THE PROXY

      A proxy for use at the Meeting is enclosed. Subject to such revocation or suspension, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Meeting in accordance with the instructions on the proxy. If no instructions are specified with regard to the matters to be acted upon, the proxy holders will vote FOR approval of the proposals set forth in the notice of Meeting. Any proxy may be revoked by any Shareholder who attends the Meeting and gives oral notice of his or her intention to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering an instrument revoking it or a duly executed proxy bearing a later date to the Secretary of Bancorp. The Secretary of Bancorp is Margaret D. Farrell, and any revocation should be filed with her c/o Hinckley, Allen & Snyder LLP, 1500 Fleet Center, Providence, Rhode Island 02903.

      A proxy may confer discretionary authority to vote with respect to any matter to be presented at the Meeting which management does not know of a reasonable time before the date hereof. Management does not know of any such matter which may come before the Meeting and which would be required to be set forth in this Proxy Statement or the related proxy form. If any other matter is properly presented to the Meeting for action, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

                       PERSONS MAKING THE SOLICITATION

      The Board of Directors of Bancorp is soliciting these proxies. Bancorp will bear the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in the solicitation of proxies for the Meeting. Bancorp contemplates that proxies will be solicited principally through the use of the mail, but officers, directors and employees of the Company may solicit proxies personally or by telephone, without receiving special compensation therefor. Although there is no formal agreement to do so, Bancorp may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. In addition, Bancorp may utilize the services of individuals or companies not regularly employed by the Company in connection with the solicitation of proxies, if management of Bancorp determines that this is advisable.

                              VOTING SECURITIES

      Holders of record of Bancorp's common stock, par value $.01 per share (the "Common Stock") at the close of business on March 30, 2001 are entitled to notice of and to vote at the Meeting. Holders of the Common Stock are entitled to one vote for each share held on the matters properly presented at the Meeting.

      The holders of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Meeting. A plurality of votes cast is required to elect the directors. All other proposals to be voted upon at the Meeting will require the affirmative vote of holders of a majority of the Common Stock present in person or represented by proxy at the Meeting. Abstentions are treated as present and entitled to vote and therefore have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on the matter and thus is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

      As of the close of business on March 30, 2001, the record date for the determination of Shareholders entitled to notice of and to vote at the Meeting, Bancorp had outstanding 3,508,173 shares of Common Stock entitled to vote. Each share entitles the holder of record to one vote on each matter submitted to Shareholders of Bancorp.

                               PROPOSAL NO. 1
                            ELECTION OF DIRECTORS

      Bancorp's Articles of Incorporation provide that the Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III, and as nearly equal as possible. The Board of Directors has fixed the number of directors at twelve, of which four are designated as Class I Directors, four as Class II Directors and four as Class III Directors. The current Class I Directors serve until the 2003 annual meeting, Class II directors serve until the Meeting and Class III Directors serve until the 2002 annual meeting. As each term expires, the directors elected to each class will serve for a term of three years. Directors serve until their successors are duly elected and qualified or until the director's earlier resignation or removal, provided that a director's term will automatically terminate on the date of the next annual meeting of shareholders following such director attaining age 72. At the Meeting, four directors are to be elected to serve until the 2004 annual meeting and until their successors are duly elected and qualified. All directors of Bancorp have served in such capacity since Bancorp's formation on February 15, 2000 for the purpose of becoming the holding company of the Bank. The Directors of Bancorp also serve as directors of the Bank. All nominees are currently directors of both Bancorp and the Bank.

      Unless authority to do so has been withheld or limited in a proxy, it is the intention of the persons named as proxies to vote the shares to which the proxy relates FOR the election of the four nominees named below to the Board of Directors as Class II Directors. If any nominee named below is not available for election to the Board of Directors at the time of the Meeting, it is the intention of the persons named as proxies to act to fill that office by voting the shares to which a proxy relates FOR the election of such person or persons as may be designated by the Board of Directors or, in the absence of such designation, in such other manner as the proxies may in their discretion determine, unless authority to do so has been withheld or limited in the proxy. The Board of Directors anticipates that each of the nominees will be available to serve if elected.

The Board of Directors recommends a vote "FOR" the election of the nominees for election as directors.

      The following table sets forth certain information for both the four nominees for election as Class II Directors (the "Nominees"), and for those Class I and Class III Directors whose terms expire at the annual meetings of Bancorp's Shareholders in 2003 and 2002, respectively.


                                                                                                Year First
                                                      Business Experience                         Became
Name                        Age                       During Past 5 Years                       Director*
----------------------------------------------------------------------------------------------------------

NOMINEES FOR CLASS II DIRECTORS (Term to Expire 2004)

John R. Berger              57      Business consultant since 1994. Prior thereto,                 1997
                                    Executive Vice President and Director of Mergers
                                    and Acquisitions (1993-94) and Executive Vice
                                    President and Chief Investment Officer (1985-93)
                                    for Shawmut National Corporation.

Karl F. Ericson             67      Business consultant and certified public accountant.           1996
                                    Also, a director of Bacou, USA (personal safety
                                    production products). From 1970 through 1990,
                                    a partner of KPMG LLP.

Margaret D. Farrell         51      Partner of Hinckley, Allen & Snyder LLP (law                   1996
                                    firm) since 1981.

Mark R. Feinstein           45      President of Northeast Management Inc. (video                  1996
                                    store franchisee) since 1991.

CLASS I DIRECTORS (Term to Expire 2003)

F. James Hodges             61      Chairman of the Board of Hodges Badge Company,                 1996
                                    Inc. (commemorative ribbon manufacturer) since
                                    1995, and President and CEO from 1972 through
                                    1994.

Donald J. Reaves            54      Executive Vice President for Finance and                       1996
                                    Administration and Chief Financial Officer of
                                    Brown University since 1997, and Senior Vice
                                    President for Finance and Administration and Chief
                                    Financial Officer from 1993 to 1997.

Cheryl W. Snead             42      President and Chief Executive Officer of Banneker              1996
                                    Industries, Inc. (manufacturing, assembly and
                                    packaging and logistics management) since 1991.

John A. Yena                60      President of Johnson & Wales University.                       1996

CLASS III DIRECTORS (Term to Expire 2002)

Anthony F. Andrade          53      President of A&H Composition and Printing and                  1996
                                    former President of Universal Press Graphics, Inc.
                                    until his retirement in April 1997.

Malcolm G. Chace            66      Chairman of the Board of Bancorp since its formation           1996
                                    and Chairman of the Board of the Bank since 1996.
                                    Vice President of Gammon Corp. Financial Services
                                    since 1986. Chairman of the Board of Mossberg
                                    Industries, Inc. (wire spool and reel manufacturer)
                                    and a director of Berkshire Hathaway, Inc.

Ernest J. Chornyei, Jr.     58      Business Consultant since February 2000. Prior                 1996
                                    thereto, Chairman of the Board of Bradford Dyeing
                                    Association, Inc. (textiles) in Westerly, Rhode Island.

Merrill W. Sherman          52      President and Chief Executive Officer of each of               1996
                                    Bancorp and the Bank since each commenced
                                    operation. Also, a director of Providence and
                                    Worcester Railroad Company. From 1993 through
                                    1995 before she became associated with EFC, Inc.
                                    (the Bank's agent in connection with its formation),
                                    she was a member of the law firm of Brown Rudnick
                                    Freed & Gesmer, Ltd.

--------------------
* The dates of directorship reflect the year in which the director became a director of the Bank.

General Information About Board of Directors

      The Bancorp Board of Directors held one meeting during 2000 following the reorganization of the Bank into a holding company structure on September 1, 2000 (the "Reorganization"). In addition, the Bank's Board of Directors held nine meetings during 2000. Both the Bancorp and the Bank Boards have three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee. The Bank also has a Directors' Loan Committee.

      The Executive Committees of Bancorp and the Bank did not meet during 2000. The members of both Executive Committees are Malcolm G. Chace (Chairman), Merrill W. Sherman, Karl F. Ericson, Margaret D. Farrell and F. James Hodges. Each Executive Committee conducts the affairs and business of Bancorp or the Bank, as the case may be, between meetings of the respective Board of Directors, subject to certain limitations set forth in Bancorp's Articles of Incorporation and the Bank's Agreement to Form.

      The Bancorp Compensation Committee met two times in 2000 and the Bank Compensation Committee met five times during 2000. The members of both Compensation Committees are F. James Hodges (Chairman), Anthony F. Andrade, John R. Berger and Donald J. Reaves. The Compensation Committee is responsible for the review and recommendation of the compensation arrangements for directors and officers and the award of options under the Company's Amended and Restated 1996 Incentive and Nonqualified Stock Option Plan.

      The Bancorp Audit Committee met one time in 2000 and the Bank Audit Committee met four times in 2000. The members of both Audit Committees, all of whom are independent as defined by the NASDAQ listing standards, are Karl F. Ericson (Chairman), Ernest J. Chornyei, Jr. and Cheryl W. Snead. Malcolm G. Chace serves as an ex-officio member. The Audit Committee is responsible for, among other things, recommending to the Board the selection of independent auditors to conduct the annual audit of the Company's financial statements, reviewing the scope of the audit plans of the independent auditor and the Company's internal auditor, reviewing the scope of the non-audit services provided by the independent auditor and reviewing the results of the independent and internal auditors' work to ensure compliance with Company policies, all of which is set forth in greater detail in the "Report of the Audit Committee," included in this Proxy Statement. The Bancorp Audit Committee is governed by a written charter approved by the Board of Directors on October 17, 2000, a copy of which is attached as Appendix A.

Compensation of Directors

      Directors of the Company (other than Ms. Sherman) receive a combined annual retainer of $7,500, $5,000 for service as a Bancorp director and $2,500 for service as a Bank director. Directors of the Company receive $100 for each Bancorp Board meeting attended, as well as $50 for each Bancorp Committee meeting attended. In addition, directors of the Company receive $500 for each meeting of the Bank's Executive Committee, Audit Committee or Compensation Committee attended, and $550 for each Directors' Loan Committee meeting attended.

      Under the Amended and Restated Non-Employee Director Stock Plan (the "Director Plan") approved by the Bank's shareholders at the 1998 annual meeting and assumed by Bancorp in connection with the Reorganization, each non-employee director elected at the 1998 meeting received an option to purchase 1,500 shares of Common Stock, and each new non-employee director elected thereafter receives an option to purchase 1,000 shares of Common Stock as of the date of election to the Board. In addition, annual grants of options are made as of the date of each annual meeting of Shareholders to each non-employee director (other than a director who is first elected at or within six months of the meeting) to purchase 500 shares of Common Stock. All options have a ten year term and an exercise price equal to the fair market value on the date of grant. Options may be exercised with cash, Common Stock, or both. Options vest six months after the grant date, unless automatically accelerated in the event of death, disability or a change in control.

                      COMMON STOCK OWNERSHIP OF CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of 5% Beneficial Owners

      The following table sets forth information as of March 30, 2001, regarding the beneficial owners of more than 5% of Bancorp's Common Stock:


                                                             Amount and Nature of         Percent
Name and Address of Beneficial Owner                        Beneficial Ownership(a)     of Class(b)
---------------------------------------------------------------------------------------------------

Malcolm G. Chace(c)                                                 389,333                11.1%
  c/o Point Gammon Corporation
  One Providence Washington Plaza, Providence, RI 02903

Richard A. Grills(d)                                                249,995                 7.1%
  P.O. Box 539, Westerly, RI 02891

Greenwood Partners L.P.(e)                                          205,684                 5.9%
  1601 Forum Place, Suite 905, W. Palm Beach, FL 33401

--------------------
(a) All information is based upon ownership of record as reflected on the stock transfer books of Bancorp or as reported on Schedule 13G or
      Schedule 13D filed under Rule 13d-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
(b) Assumes no conversion of Non-Voting Common Stock by the existing holder, who also owns 171,523 shares of Common Stock. Presently, 228,477 shares of Non-Voting Common Stock are outstanding, of which 396 shares may be converted by the existing holder.
(c) Includes 384,833 shares held by trusts of which Mr. Chace or his spouse is a co-trustee and has shared voting and investment power. Mr. Chace disclaims any economic or beneficial interest in 39,400 of such shares. Also includes 2,000 shares held by Mr. Chace's spouse and 2,500 shares that may be acquired pursuant to options which are presently exercisable. Mr. Chace is a director of Bancorp.
(d) Represents shares of Common Stock held in a trust of which Mr. Grills is the sole beneficiary.
(e) Arnold Mullen, the general partner of Greenwood Partners, L.P., exercises investment and voting power over, and may be deemed to be the beneficial owner of, the Common Stock held by Greenwood Partners, L.P. Mr. Mullen owns directly 16,909 shares of Common Stock.

Security Ownership of Directors and Officers

      The following tables set forth certain information regarding the beneficial ownership of Bancorp's Common Stock as of March 30, 2001 by each director, each executive officer named in the Summary Compensation Table appearing on page 9 and all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power over the shares indicated as owned by such person.


                                                                 Amount and Nature of         Percent
Name of Beneficial Owner                                        Beneficial Ownership(a)     of Class(b)
-------------------------------------------------------------------------------------------------------

Anthony F. Andrade(c)                                                    62,500                 1.8%
John R. Berger(c)                                                         3,500                   *
Malcolm G. Chace(c)(d)                                                  389,333                11.1
Ernest J. Chornyei, Jr.(c)(e)                                           110,500                 3.1
Karl F. Ericson(c)                                                       10,500                   *
Margaret D. Farrell(c)                                                    4,500                   *
Mark R. Feinstein(c)                                                     16,000                   *
F. James Hodges(c)(f)                                                    37,320                 1.1
Donald J. Reaves(c)                                                       3,500                   *
Merrill W. Sherman(g)                                                   178,775                 4.9
Cheryl W. Snead(c)                                                        3,000                   *
John A. Yena(c)                                                           7,500                   *
James V. DeRentis(h)                                                      7,570                   *
Donald C. McQueen(i)                                                     40,510                 1.1
Albert R. Rietheimer(j)                                                  42,360                 1.2
Directors and executive officers as a group (16 persons)(k)             919,368                24.6%

--------------------
*     Less than one percent.

(a) If applicable, beneficially owned shares include shares owned by the spouse, children and certain other relatives of the director or officer, as well as shares held by trusts of which the person is a trustee or in which he has a beneficial interest and shares acquirable pursuant to options which are presently or will become exercisable within 60 days. All information with respect to beneficial ownership has been furnished by the respective directors and officers.
(b) Assumes no conversion of Non-Voting Common Stock by the existing holder. Presently, 228,477 shares of Non-Voting Common Stock are outstanding, of which 396 shares may be converted by the existing holder.
(c)   Includes 2,500 shares that may be acquired pursuant to options.
(d) Includes 384,833 shares held by trusts of which Mr. Chace or his spouse is a co-trustee and has shared voting and investment power. Mr. Chace disclaims any economic or beneficial interest in 39,400 of such shares. Also includes 2,000 shares held by Mr. Chace's spouse.
(e) Includes 108,000 shares held by a trust of which Mr. Chornyei is a beneficiary.
(f)   Includes 6,000 shares held by Mr. Hodges' immediate family members.
(g)   Includes 130,075 shares that may be acquired pursuant to options.
(h)   Includes 7,470 shares that may be acquired pursuant to options.
(i)   Includes 33,510 shares that may be acquired pursuant to options.
(j)   Includes 34,360 shares that may be acquired pursuant to options.
(k)   Includes 234,815 shares that may be acquired pursuant to options.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than ten percent of Bancorp's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and any national securities exchange on which Bancorp's securities are registered. Based solely on a review of the copies of such forms furnished to Bancorp and written representations from the executive officers and directors, Bancorp believes that during 2000 its executive officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                           AUDIT COMMITTEE REPORT

      Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

      The Audit Committee's responsibilities focus on two primary areas:
(1) the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements; and (2) the independence and performance of the Company's internal auditors and independent auditors. The Audit Committee meets at least quarterly to, as appropriate, recommend to the Board an accounting firm to be engaged as the Company's independent accountants, and review, evaluate, and discuss with the Company's management and internal and independent auditors the scope of the audit plan, the results of the audit, the Company's financial statements (including the Company's quarterly earnings release), disclosure documents, quarterly reports issued by the Company's internal auditor, the adequacy and effectiveness of the Company's internal controls and changes in accounting principles. The Audit Committee regularly meets privately with both the internal and independent auditors, each of whom has unrestricted access to the Audit Committee.

      In connection with these responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000 with management and the Company's independent accountants, KPMG LLP. The Audit Committee also discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61. The Audit Committee received from KPMG LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1, wherein KPMG LLP confirms their independence within the meaning of the SEC and Independence Standards Board Rules and disclosed the fees charged for professional services in the fiscal year ended December 31, 2000. The Audit Committee discussed this information with KPMG LLP and also considered the compatibility of non-audit services provided by KPMG LLP with maintaining its independence.

      Based on the review of the audited financial statements and these various discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K filed with the SEC. The Audit Committee further recommends the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ended December 31, 2001, subject to ratification by the Shareholders at the 2001 Annual Meeting of Shareholders.

                               Audit Committee

                          Karl F. Ericson-Chairman
                Ernest J. Chornyei, Jr.      Cheryl W. Snead

                           EXECUTIVE COMPENSATION

      The following table summarizes the compensation paid or accrued by the Company to its Chief Executive Officer and each of its most highly compensated executive officers who earned more than $100,000 in salary and bonus in 2000 (together, the "Named Executive Officers"), for the calendar years ending December 31, 2000, 1999 and 1998:

                         Summary Compensation Table


                                                                         Long Term
                                        Annual Compensation(a)          Compensation
                                    -------------------------------     ------------
                                                                         Securities
                                                                         Underlying         All Other
Name and Principal Position         Year     Salary(b)     Bonus(b)     Options/SARs     Compensation(c)
--------------------------------------------------------------------------------------------------------

Merrill W. Sherman                  2000     $260,204      $158,250        29,500            $10,408
  (President and CEO of both        1999      249,412       126,800        23,700              9,760
  Bancorp and the Bank)             1998      237,519        66,000        20,000              8,905

Albert R. Rietheimer                2000      135,733        55,000        10,300              5,429
  (Chief Financial Officer          1999      130,119        46,500         8,300              5,205
  and Treasurer of both Bancorp     1998      122,538        33,500         7,500              4,902
  and the Bank)

Donald C. McQueen                   2000      132,517        55,000        10,300              5,589
  (Vice President and Assistant     1999      127,021        50,000         8,300              5,369
  Secretary of Bancorp and          1998      118,500        32,500         7,000              4,906
  Executive Vice President and
  Chief Lending Officer of the
  Bank)

James V. DeRentis                   2000      102,615        41,500         5,200              4,105
  (Senior Vice President-Retail     1999       99,077        25,000         5,200              3,963
  Banking and Marketing of the      1998       86,477        12,000             -              3,459
  Bank)

--------------------
(a) Any perquisites or other personal benefits received from the Company by the Named Executive Officer were substantially less than 10% of the individual's cash compensation.
(b) Includes portion of salary and/or bonus deferred under the 401(k) Plan and the Nonqualified Deferred Compensation Plan.
(c)   Represents the Company's contribution under its 401(k) Plan.

                    Option/SAR Grants in Last Fiscal Year

      The following table provides information on option grants in 2000 to the Named Executive Officers. The Company does not issue stock appreciation rights.


                          Number of        % of Total
                          Securities      Options/SARs     Exercise
                          Underlying       Granted to      or Base
                         Options/SARs     Employees in      Price       Expiration     Grant Date
Name                       Granted        Fiscal Year       ($/Sh)         Date         Value(a)
 ------------------------------------------------------------------------------------------------

Merrill W. Sherman        29,500(b)          47.46          $10.00       2/15/10        $92,040

Albert R. Rietheimer      10,300(c)          16.53           10.00       2/15/10         32,136

Donald C. McQueen         10,300(c)          16.53           10.00       2/15/10         32,136

James V. DeRentis          5,200(c)           8.35           10.00       2/15/10         16,224

--------------------
(a) Amounts represent the fair value of each option granted and were estimated as of the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions: expected volatility of 25%; expected life of 7 years; risk-free interest rate of 6.71% and Common Stock dividend rate of 4.26%.
(b) All of these options are incentive stock options exercisable in four equal annual installments commencing on February 15, 2000.
(c) All of these options are incentive stock options exercisable in five equal annual installments commencing on February 15, 2000.

           Aggregated Option/SAR Exercises in Last Fiscal Year and
                         Year-End Option/SAR Values

      The following table sets forth certain information regarding stock options exercised during 2000 and currently outstanding options held by the Named Executive Officer as of December 31, 2000:


                                                               Number of Securities                Value of
                                                              Underlying Unexercised              Unexercised
                                                              Options/SARs at Fiscal             In-the-Money
                         Shares Acquired        Value              Year End 2000               Option/SARs($)(a)
Name                       on Exercise       Realized($)     Exercisable/Unexercisable     Exercisable/Unexercisable
--------------------------------------------------------------------------------------------------------------------

Merrill W. Sherman              0                 0               105,475/38,975               $237,077/$83,358
Albert R. Rietheimer            0                 0                25,840/17,960                 55,705/37,033
Donald C. McQueen               0                 0                25,180/17,670                 54,681/36,753
James V. DeRentis               0                 0                 3,920/7,480                   8,975/17,762

--------------------
(a) Based on the December 29, 2000 closing sale price of the Common Stock of $12.6875, less the exercise price of the options.

      Employment Agreements. The Company has recently entered into revised employment agreements with Ms. Sherman and Messrs. McQueen, Rietheimer and DeRentis, which provide that during the term of the contract, their base salary will not be reduced and they will remain eligible for participation in the Company's executive compensation and benefit programs.

      Ms. Sherman's agreement provides for an initial three year term expiring December 18, 2003, which automatically renews for successive three year terms on each successive one year anniversary unless either party has given the other party written notice of election not to extend the term at least 90 days prior to any anniversary date. In the event Ms. Sherman's employment is terminated by the Company without cause or Ms. Sherman terminates her employment for "Good Reason," the Company must pay her a lump sum severance payment equal to 2.99 times the sum of (i) her annual base salary as in effect at the time of termination and (ii) an amount equal to the average executive cash bonus earned by Ms. Sherman in the two full fiscal years immediately preceding the year in which termination occurs, and continue to pay for all medical and life insurance coverage for 36 months. Ms. Sherman is also allowed continued use of the automobile provided to her in her agreement (with an option to purchase). In addition, any options which are exercisable on the date of termination shall not terminate until the earlier of their expiration or three years after the date of termination. "Good Reason" is defined in Ms. Sherman's agreement as
(i) a significant reduction in the nature or scope of her duties, responsibilities, authority and powers; (ii) any requirement that she perform her duties at a location more than 50 miles from where she currently performs her duties; or (iii) failure of the Company either to renew the agreement or enter into a new agreement on terms not less favorable than those existing immediately prior to such nonrenewal (other than a reduction of fringe benefits required by law or applicable to all employees generally).

      In the event of a "Terminating Event" within one year of a "Change in Control," Ms. Sherman is entitled to receive as severance an amount equal to 2.99 times the sum of (i) her annual base salary in effect at the time of the Change in Control plus (ii) the amount of the largest annual bonus paid to Ms. Sherman in the three years preceding the Change in Control, payable in a lump sum. In addition, Ms. Sherman is entitled to receive continuing medical and life insurance benefits and use of the automobile provided to her in the agreement (with an option to purchase), for three years. All options vest upon a Change in Control and remain exercisable for such three-year period. A "Terminating Event" for this purpose means either
(a) termination of employment for any reason other than for cause or (b) resignation, death or disability following (i) a Takeover Transaction or
(ii) a Change in Control resulting from a new Board supermajority, in either case, prior to the first anniversary of the Takeover Transaction or Change in Control.

      The agreements with Messrs. McQueen, Rietheimer and DeRentis provide for an initial two year term expiring December 18, 2002, which automatically renews for successive two year terms on each successive one year anniversary unless either party has given the other party written notice of election not to renew at least 90 days prior to any anniversary date. If the Company terminates the employment relationship without cause or the executive terminates his employment for "Good Reason", the executive would be entitled to continuance of his base salary and all medical and life insurance coverage for 18 months following the date of termination.

      Messrs. DeRentis and McQueen forfeit their severance payments in the event that within one year of the date of termination they accept certain types of positions as specified in their agreements. "Good Reason" is defined in the agreements of Messrs. Rietheimer, McQueen and DeRentis as the Company's failure to renew the agreement on any anniversary date or enter into a new employment agreement on substantially similar terms.

      The agreements with Messrs. McQueen, Rietheimer and DeRentis provide that in the event of a "Terminating Event" within one year of a Change in Control, the executive is entitled to receive a severance benefit equal to two times the sum of (i) his annual base salary in effect at the time of the Change of Control, and (ii) an amount equal to the average executive cash bonus earned by the executive in the two full fiscal years preceding the Change in Control, payable in a lump sum. In addition, each executive shall continue to receive medical and life insurance coverage for the 24 months commencing on the date of the Terminating Event. A "Terminating Event" means for this purpose either (a) termination of employment for any reason other than death, disability or for cause or (b) resignation following (i) a significant reduction in the nature or scope of the executive's duties, responsibilities, authority and powers from those exercised prior to the Change in Control; (ii) a greater than 10% reduction in the executive's annual base salary or fringe benefits (other than across-the-board salary reductions or changes in fringe benefit plans);
(iii) a requirement that the executive perform duties at a location more than 50 miles from the location where such duties were performed prior to the Change in Control; or (iv) failure of any successor of the Company to continue the executive's employment on substantially similar employment terms.

      If payments under any of the agreements following a Change in Control are subject to the "golden parachute" excise tax, the Company will make a "gross-up" payment sufficient to ensure that the net after-tax amount retained by the executive (taking into account all taxes, including those on the gross-up payment) is the same as if such excise tax had not applied.

      For purposes of all of the agreements, a "Change in Control" will be deemed to have occurred if: (1) the Company effectuates a Takeover Transaction; or (2) the Company commences substantive negotiations with a third party with respect to a Takeover Transaction, if within 12 months of the commencement of such negotiations, the Company enters into a definitive agreement with respect to a Takeover Transaction with any party with which negotiations were originally commenced; or (3) any election of directors of the Company (whether by the directors then in office or by the shareholders at a meeting or by written consent) where a majority of the directors in office following such election are individuals who were not nominated by a vote of two-thirds of the members of the Board of Directors immediately preceding such election; or (4) the Company effectuates a complete liquidation of Bancorp or the Bank.

      A "Takeover Transaction" for this purpose means a (i) reorganization, merger, acquisition or consolidation of Bancorp or the Bank with, or an acquisition of Bancorp or the Bank or all or substantially all of Bancorp's or the Bank's assets by, any other bank or corporation, in which the individuals and entities who were the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) immediately prior to such reorganization, merger, acquisition or consolidation, do not, following such reorganization, merger, acquisition or consolidation, beneficially own more than 50% of the voting power of the corporation resulting from the reorganization, merger, acquisition or consolidation, (ii) the issuance of additional shares of Bancorp or the Bank if the individuals or entities who were the beneficial owners of the outstanding voting securities of Bancorp or the Bank immediately prior to such issuance do not, following such issuance, beneficially own securities representing more than 50% of the voting power of Bancorp or the Bank or (iii) when any person or entity or group of persons or entities (other than Bancorp or any trustee or other fiduciary holding securities under an employee benefit plan of Bancorp) either related or acting in concert becomes the beneficial owner of securities of Bancorp representing more than 30% of the voting power of all outstanding shares of voting securities of Bancorp, other than a person who was already a 30% beneficial owner as of the date on which the executive's employment with the Company commenced.

      401(k) Retirement Plan. The Company maintains a 401(k) Plan which qualifies as a tax-exempt plan and trust under sections 401 and 501 of the Internal Revenue Code of 1986, as amended. Generally, Company employees who were employed by the Company on March 22, 1996 or who are at least 21 years of age and have completed at least one year of service with the Company, are eligible to participate in the 401(k) Plan. Under the 401(k) Plan the Company will make matching contributions of up to 4% of an employee's compensation. These contributions are vested monthly.

      Nonqualified Deferred Compensation Plan. The Company maintains a nonqualified deferred compensation plan under which certain participants may contribute the amounts they are precluded from contributing to the Company's 401(k) Plan because of the qualified plan limitations, and additional compensation deferrals which may be advantageous for personal income tax or other planning reasons. In addition, under the deferred compensation plan participants receive an amount of employer matching contributions that they have lost under the Company's 401(k) Plan as a result of the nondiscrimination rules applicable to qualified plans. All amounts contributed by the participant and by the Company under the plan are immediately vested. Any excess contributions which cannot be contributed under the 401(k) Plan and which would otherwise be returned to the participant at the end of the year, plus the amount of any supplemental deferrals the participant may choose to make, and any matching contributions provided for under the plan are credited to a deferred compensation account (a bookkeeping account) which is credited with interest at a rate equal to the greater of the Baa1 30-year corporate bond index, or the Company's projected rate of return on average earning assets as reflected in its budget for such year.

      Participants are entitled to receive a distribution of their account upon retirement, death, disability or termination of employment except that any amounts attributable to employer contributions under the nonqualified plan are subject to forfeiture if the participant is terminated for fraud, dishonesty or willful violation of any law that is committed in connection with the participant's employment. A participant is eligible to withdraw amounts credited to the deferred compensation account in the event of unforeseeable financial hardship.

      The amount deferred under the plan is not includible in the income of the participant until paid and, correspondingly, the Company is not entitled to a deduction for any liabilities established under the plan until the amount credited to the participant's deferred compensation account is paid to him or her.

      The amount credited to the deferred compensation account is not funded or otherwise set aside or secure from the creditors of the Company and the participant is subject to the risk that deferred compensation may not be paid in the event of the Company's insolvency or the Company is otherwise unable to satisfy the obligation. The plan permits (but does not require) the Company to establish a grantor trust for the purpose of funding the plan. If such a trust were created, the corpus of the trust would, under current federal income tax regulations, have to be available to creditors of the Company in the event of insolvency or bankruptcy in order to prevent adverse income tax consequences to the participant.

       Supplemental Employee Retirement Plan. The Company has adopted a Supplemental Executive Retirement Plan ("SERP") for certain of its senior executives under which participants designated by the Board are entitled to an annual retirement benefit. Currently, Ms. Sherman and Messrs. Rietheimer, McQueen and DeRentis are the only participants in the SERP. The annual retirement benefit under the SERP is $150,000 for Ms. Sherman, $50,000 for Messrs. Rietheimer and McQueen and $35,000 for Mr. DeRentis and is payable upon the later of the executive attaining age 65 or the executive's retirement. A surviving spouse will be entitled to an annual benefit equal to 50% of the participant's benefit. Ms. Sherman's benefit is fully vested while the benefit for Messrs. Rietheimer, McQueen and DeRentis vests after five years of service (including service with the Bank and the Bank's predecessor EFC, Inc.). In addition, the benefit will vest immediately upon death or in the event of a Change in Control. The SERP is unfunded but provides that upon the Change in Control, the Company must deposit funds in a trust equal to the present value of all accrued benefits provided under the SERP and thereafter make annual additional deposits to reflect any increases in the accrued benefits. All benefits are forfeited in the event that the executive's employment is terminated on account of a criminal act of fraud, misappropriation, embezzlement or a felony which involves property of the Company.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board (the "Committee") is composed entirely of non-employee directors. From time to time Ms. Sherman meets with the Committee to review the compensation program and make recommendations for executives reporting to her. The Committee is charged with the broad responsibility of seeing that officers and key management personnel are effectively compensated in a manner which is internally equitable and externally competitive. The Committee utilizes a consultant to assist it in its review and evaluation of the Company's compensation program for executives and other senior management.

      Executive Compensation Philosophy. The Company's executive compensation philosophy seeks to link executive compensation with the value, objectives, business strategy, management initiatives and financial performance of the Company. The overall objectives of the program are to attract and retain highly qualified individuals in key executive positions, to motivate executives to achieve goals inherent in the Company's business strategy, and to link executives' and Shareholders' interests. The Company also seeks to achieve a balance in the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at comparable corporations.

      Base Salary. Base salaries for executive officers are substantially dependent upon the base salaries paid for comparable positions at similar corporations, the responsibilities of the position held, and the experience level of the particular executive officer. The Committee sets the base salary for executives by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. In 2000, as part of the overall review of the Company's executive compensation program, salaries of the Company's executives were increased, effective January 1, 2001, in light of market data, as well as to reflect promotions and increased responsibilities. The Committee generally sought, through these increases, to place such salaries at the median of the survey group.

      Cash Bonus Policy. Under the cash bonus policy adopted by the Company in 1998, and revised in 2000, executive officers of the Company are eligible to receive bonuses of up to 40% (60% in the case of the Chief Executive Officer) of their base salaries. In 2000, as part of the overall review of the Company's executive compensation program, the Committee recommended, and the Board approved, increasing the maximum bonus opportunity of the Chief Executive Officer from 50% to 60% of base salary. All bonuses for executive officers are determined at the discretion of the Committee, which annually establishes specific financial goals and performance criteria for each executive officer.

      Stock Options. Total compensation at the senior executive level also includes long-term incentives afforded by stock options granted under the Amended and Restated 1996 Incentive and Nonqualified Stock Option Plan. The objectives of the program are to align executive and Shareholder long-term interests by creating a strong and direct link between executive pay and total Shareholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in Bancorp's Common Stock. Annual grants of stock options reflect the executive's position with the Company and his or her contributions to the Company and are set at levels to be competitive with other comparable companies with similar performance. Options are granted at fair market value and have three to four year vesting schedules to encourage key employees to continue in the employ of the Company.

      Compensation of Chief Executive Officer. In January 1998, the Company entered into a three-year employment agreement with Ms. Sherman, which was subsequently amended in July 1999 and most recently amended in December 2000. The most recent employment agreement provides Ms. Sherman with a base salary of $263,700 until December 31, 2000 and provides Ms. Sherman with an annual base salary of $314,400 commencing on January 1, 2001, subject to annual adjustment thereafter, plus a cash bonus under the Company's cash bonus policy described above. Ms. Sherman's base salary was established based upon comparisons with comparable corporations after review of market data provided by the Committee's compensation consultant. The substantial increase in Ms. Sherman's base salary to be effective January 1, 2001 is intended to bring her salary in line with the median for chief executives of comparable institutions. The Committee awarded a bonus of $158,250 in 2000, representing 100% of Ms. Sherman's maximum bonus opportunity, in recognition of the strong financial performance of the Company during 2000 and Ms. Sherman's contribution to the Company's growth and profitability. The Committee also recommended, and the Board approved, increasing the annual retirement benefit payable to Ms. Sherman under the SERP from $100,000 to $150,000, to address a significant deficiency in the Chief Executive Officer's retirement benefit as compared with the market. Ms. Sherman also received options to acquire 29,500 shares of Common Stock. The Committee believes that the long-term compensation and retirement benefits provided the Chief Executive Officer continue to be below market for competitive positions and expects to augment Ms. Sherman's compensation in these areas in 2001.

       Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a company's chief executive officer and the four other most highly compensated executive officers at year end. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee's policy is to preserve corporate tax deductions by qualifying compensation paid over $1 million to Named Executive Officers as performance-based compensation. Nevertheless, maintaining tax deductibility is but one consideration among many (and is not the most important consideration) in the design of the compensation program for senior executives. The Committee may, from time to time, conclude that compensation arrangements are in the best interest of the Company and its Shareholders despite the fact that such arrangements might not, in whole or in part, qualify for tax deductibility.

      Conclusion. The Committee believes that, except for the deficiencies in the Chief Executive Officer's compensation detailed above, which the Committee intends to address in 2001, the compensation program for executives is competitive and that the program effectively ties executive compensation to the Company's performance and Bancorp's resultant stock price performance.

                           Compensation Committee

                          F. James Hodges-Chairman
        Anthony F. Andrade       John R. Berger      Donald J. Reaves

      Notwithstanding anything to the contrary set forth in any of Bancorp's previous filings under the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee Report on Executive Compensation and the following Performance Graph shall not be deemed incorporated by reference into any such filing.

                              PERFORMANCE GRAPH

      The following graph shows changes in the value of $100 invested at month-end when the Bank was formed in March 1996 through December 31, 2000, in Bancorp's Common Stock (the Bank converted to Bancorp, a bank holding company, on September 1, 2000), the S&P 500 Stock Index, and the SNL Securities L.C. New England Bank Index. The investment values are based on share price appreciation plus dividends paid in cash, assuming that dividends were reinvested on the date on which they were paid. Prior to July 31, 1997, the Common Stock could be traded only in minimum blocks of 10,000 shares. There were no trades in the Common Stock prior to August 1997.

      Bancorp Rhode Island, Inc. (BARI) vs. The Five Year Total Return
         for the KBW New England Bank Index, the SNL Securities L.C.
                 New England Bank Index and S&P 500 Index(a)


                                   [GRAPH]



                               3/22/96(c)     12/31/96     12/31/97     12/31/98     12/31/99     12/31/00
                               ---------------------------------------------------------------------------

BARI                            $100.00       $100.00      $110.00      $108.75      $ 99.64      $132.90
S&P 500 Index                   $100.00       $115.72      $154.34      $198.40      $240.15      $218.27
KBW New England Bank Index      $100.00       $137.84      $237.97      $218.99      $194.35            -
SNL New England Bank Index      $100.00       $131.51      $209.35      $229.09      $214.15      $282.42

--------------------
(a) The values of the respective indexes have changed from those stated in the Proxy Statement for the 2000 Annual Meeting of Shareholders as the initial investment date used in this Proxy Statement is March 22, 1996 whereas the initial investment used in the 2000 Proxy Statement was March 31, 1996. The reported difference is not material.
(b) Bancorp ceased using the Keefe, Bruyette & Woods, Inc. New England Bank Index as of December 31, 1999 as such Index has been discontinued.
(c) The initial investment date for the KBW New England Bank Index is March 31, 1996 rather than March 22, 1996.

      The Board of Directors and its Compensation Committee recognize that the market price of stock is influenced by many factors, only one of which is issuer performance. Bancorp's stock price may also be influenced by market perception, Bancorp in particular and the financial services industry in general, economic conditions, fluctuating interest rates, and government regulation and supervision. The stock price performance shown in the graph is not necessarily indicative of future price performance.

                        TRANSACTIONS WITH MANAGEMENT

      The Company has extended loans to certain of its officers, directors, and principal shareholders, including their immediate families and affiliated companies ("related parties"). Loans outstanding to related parties aggregated $6.4 million at December 31, 2000. Loans to related parties are made in the ordinary course of business under normal credit terms, including interest rates and collateral, prevailing at the time of origination for comparable transactions with other persons, and do not represent more than normal credit risk.

      The law firm of Hinckley, Allen & Snyder LLP, of which Margaret D. Farrell (a director and Secretary of the Company) is a partner, provides legal services to the Company.

                               PROPOSAL NO. 2
        RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      Upon recommendation of the Audit Committee of the Board of Directors, the Board has appointed KPMG LLP as independent public accountants for the 2001 fiscal year and hereby requests Shareholders to ratify such appointment. The following is a description of the fees billed to the Company by KPMG LLP during fiscal 2000:

      Audit Fees. Aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of interim financial statements included in the Company's Quarterly Reports on Form 10-Q for such year were $127,000.

      Financial Information Systems Design and Implementation Fees. No fees were billed by KPMG LLP for financial information systems design and implementation services during 2000.

      All Other Fees. The aggregate fees billed by KPMG LLP for services rendered during 2000, other than the services described above, were $84,000. These services were principally for tax returns and tax estimates, internal audit network security co-sourcing and internet security. The Audit Committee has determined that the provision of such services is compatible with maintaining KPMG LLP's independence.

      The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as independent public accountants.

      Representatives of KPMG LLP will be present at the Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from Shareholders.

                        OTHER BUSINESS OF THE MEETING

      The Board of Directors is not aware of any matters to come before the Meeting other than those stated in the Proxy Statement. In the event that other matters properly come before the Meeting or any adjournment thereof, it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.

                         ANNUAL REPORT AND FORM 10-K

      The 2000 Annual Report of Bancorp was mailed to Shareholders with this Proxy Statement. Upon request, Bancorp will furnish without charge a copy of Bancorp's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, including financial statements, but without exhibits, a copy of which has been filed with the SEC. It may be obtained by writing to Stephen M. Turgeon, Corporate Communications, Bancorp Rhode Island, Inc., One Turks Head Place, Providence, Rhode Island 02903.

                       SHAREHOLDER PROPOSALS FOR 2002

      Bancorp's next annual meeting is scheduled to be held on May 15, 2002. A Shareholder who wants to have a qualified proposal considered for inclusion in the Proxy Statement for the Company's 2002 annual meeting of Shareholders must notify the Secretary of Bancorp not later than December 14, 2001. Shareholder proposals that are to be considered at the 2002 annual meeting but not requested to be included in the Proxy Statement must be submitted no later than March 18, 2002 and no earlier than December 14, 2001.

                                                                     Appendix A

                         BANCORP RHODE ISLAND, INC.
                           AUDIT COMMITTEE CHARTER

STATEMENT OF PURPOSE

      The Audit Committee of the Board of Directors was established for the purpose of evaluating the adequacy, effectiveness, and efficiency of the corporation's system of internal control and quality of ongoing operations, and to participate in monitoring the integrity of the corporation's financial reporting process. The duties of the Committee are to be performed in accordance with the regulations and guidelines for implementing the Federal Deposit Insurance Corporation Improvement Act.

ORGANIZATION

      The Audit Committee shall be composed of three independent outside directors and the Chairman of the Board serving as ex-officio member. No inside director nor large customer of the corporation or its bank subsidiary shall be allowed to serve on the Audit Committee. At least one member of the Committee shall have banking or related financial expertise.

RESPONSIBILITY

      The Audit Committee is responsible to the Board of Directors and the Committee Chairman will report on the Committee's activities quarterly.

AUTHORITY

1. The Committee is empowered to have access to all records, personnel and physical properties for the accomplishment of its purpose.

2. The Committee has authority over the appointment, performance evaluation and removal of the Chief Auditor.

3. The Committee has authority to recommend to the Board of Directors the appointment of independent public accountants and approve the fees and other significant compensation to be paid to them. The independent public accountant is ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the shareholders.

4. The Chairman of the Audit Committee has authority to call Committee meetings, to preside at such meetings, and to make assignments to Committee members.

5. The Committee Chairman may be delegated other responsibilities as approved by the Board of Directors.

SCOPE OF ACTIVITIES

1. The Audit Committee shall review and reassess the adequacy of this Charter periodically and recommend any proposed changes to the Board of Directors for approval.

2. The Audit Committee shall approve the annual internal audit plan, review audit risk assessment, review internal audit reports, evaluate findings and recommendations to management, and report the results of internal audit engagements to the Board of Directors.

3. The Audit Committee shall recommend annually to the Board of Directors the appointment of the independent public accountants, shall review the audit plan, and shall receive their report. This will include the review of audit adjustments recommended, the adequacy of internal controls, and management's disposition of identified material weaknesses and reportable conditions.

4. The Audit Committee will follow-up on independent public accountants' and internal auditors' findings of non-compliance with existing policies.

5. The Audit Committee will review the corporation's quarterly financial results. If necessary, the Audit Committee Chairman may represent the entire Committee for purposes of this review.

6. The Audit Committee should consider the independent public accountant's judgments about the quality and appropriateness of the corporation's accounting principles as applied in its financial reporting.

7. Annually, the Audit Committee will prepare a report for the annual proxy that states whether the Committee has reviewed and discussed the audited financial statements with management, discussed with the independent public accountants the matters required by Statement on Auditing Standard No. 61 (Communication with Audit Committees), and received and discussed with the independent public accountants the matters required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees). The report must also state whether, based on the procedures performed, the members of the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the corporation's annual report on Form 10-K.

8. The Audit Committee will review in detail the reports of examination issued by federal regulatory agencies as well as management's responses thereto and will follow-up to ensure compliance as necessary.

9. The Audit Committee will use its best efforts to keep current on developments in the financial services and banking industries, accounting pronouncements issued by the Financial Accounting Standards Board, regulations implemented by federal and state regulatory agencies, and other entities which may impact areas under Audit Committee oversight in order to plan for and ensure compliance.

10. The Audit Committee Chairman will report to the Board of Directors quarterly summarizing the Committee's activities during the quarter and outlining significant results and findings.


                               REVOCABLE PROXY
                         BANCORP RHODE ISLAND, INC.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

             Proxy Solicited on Behalf of the Board of Directors
                            for Annual Meeting of
                    Shareholders to be held May 16, 2001

      The undersigned hereby authorizes and appoints Malcolm G. Chace, Merrill W. Sherman and Albert R. Rietheimer, and each of them, as proxies with full power of substitution in each, to vote all shares of Common Stock, par value $.01 per share, of Bancorp Rhode Island, Inc. (the "Company") held of record on March 30, 2001 by the undersigned at the Annual Meeting of Shareholders to be held at 10:00 a.m. local time, on Wednesday, May 16, 2001, at the Courtyard by Marriott, 32 Exchange Terrace, Providence, Rhode Island, and at any adjournments or postponements thereof, on all matters that may properly come before said meeting.

              THE DIRECTORS RECOMMEND A VOTE FOR EACH PROPOSAL.

PROPOSAL 1--Election of four Class II Directors, with terms expiring in 2004:

        [ ] For      [ ] Withhold      [ ] For All Except

                               John R. Berger
                               Karl F. Ericson
                             Margaret D. Farrell
                              Mark R. Feinstein

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

---------------------------------------------------------------------------
PROPOSAL 2--Ratify the appointment of KPMG LLP as independent public accountants for the Company.

        [ ] For      [ ] Against      [ ] Abstain

This proxy when properly executed will be voted (i) as directed above, or, in the absence of such direction, this proxy will be voted FOR the specified nominees in Proposal 1 and FOR Proposal 2 and (ii) in accordance with the judgment of the proxies upon other matters that may properly come before said meeting or any adjournments or postponements thereof.

            This Proxy must be signed exactly as the name of the
                    Shareholder(s) appears on this card.

Executors, administrators, trustees, etc. should give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer.


 Please be sure to sign and date    --------------------------
  this Proxy in the box blow.       Date                      |
 -------------------------------------------------------------|
|                                                             |
|                                                             |
|---Shareholder sign above----Co-holder (if any) sign above---|


 Detach above card, sign, date and mail in postage paid envelope provided.

                         BANCORP RHODE ISLAND, INC.

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                             PLEASE ACT PROMPTLY
                   SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE
PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE
PROVIDED.

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